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                                                                      EXHIBIT 21

                                  Exhibit 21

                   SUBSIDIARIES OF RELIASTAR FINANCIAL CORP.
                              AS OF MARCH 1, 1999

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                                                                   STATE OF
SUBSIDIARIES                                                    INCORPORATION
------------                                                    -------------
ReliaStar Life Insurance Company                                   Minnesota

  Northern Life Insurance Company                                  Washington

   Norlic, Inc.                                                    Washington

  NWNL Benefits Corporation                                        Minnesota

  Security-Connecticut Life Insurance Company                      Connecticut

   ReliaStar Life Insurance Company of New York                    New York

     North Atlantic Life Agency, Inc.                              New York

  ReliaStar Reinsurance Group (UK), Ltd.                           United Kingdom

ReliaStar Investment Research, Inc.                                Minnesota

Washington Square Securities, Inc.                                 Minnesota

  Washington Square Insurance Agency, Inc.
   (Massachusetts)                                                 Massachusetts
  Washington Square Insurance Agency, Inc. (Texas)                 Texas
  Washington Square Insurance Agency, Inc. (Ohio)                  Ohio
  Washington Square Insurance Agency, Inc.
   (New Mexico)                                                    New Mexico

Northstar Holding, Inc.                                            Delaware

  Northstar Investment Management Corporation                      Delaware
  Northstar Distributors, Inc.                                     Minnesota
   Northstar Funding, Inc.                                         Delaware
  Northstar Administrators Corporation                             Delaware

IB Holdings, Inc.                                                  Virginia

  The New Providence Insurance Company, Limited                    Cayman Islands
  Northeastern Corporation                                         Connecticut

Successful Money Management Seminars, Inc.                         Oregon

PrimeVest Financial Services, Inc.                                 Minnesota
  PrimeVest Insurance Agency Alabama, Inc.                         Alabama
  PrimeVest Insurance Agency of New Mexico, Inc.                   New Mexico
  PrimeVest Insurance Agency of Oklahoma, Inc.                     Oklahoma
  PrimeVest Insurance Agency of Texas, Inc.                        Texas
  PrimeVest Insurance Agency of Ohio, Inc.                         Ohio
  Branson Insurance Agency, Inc.                                   Massachusetts
  Granite Investment Services, Inc.                                Minnesota
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
                                                                   STATE OF
SUBSIDIARIES                                                    INCORPORATION
------------                                                    -------------
Arrowhead, Ltd.                                                    Bermuda

ReliaStar Bancshares, Inc.                                         Minnesota
  ReliaStar Bank                                                   Federal
   ReliaStar Investment Services, Inc.                             Minnesota

ReliaStar Managing General Underwriters, Inc.                      Tennessee

ReliaStar Payroll Agent, Inc.                                      Minnesota
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